Exhibit 10.93

WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT NOR ANY WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS.

W-2005-2

INSIGNIA SOLUTIONS PLC
WARRANT

Original Issue Date: February 10, 2005

     This Warrant (“Warrant”) is issued in connection with and pursuant to that certain Securities Subscription Agreement (the “Subscription Agreement”) dated as of February 10, 2005, by and between INSIGNIA SOLUTIONS PLC, a company incorporated under the laws of England and Wales (the “Company”) and FUSION CAPITAL FUND II, LLC (the “Buyer”).

     FOR VALUE RECEIVED, the Buyer, the registered holder hereof, or its permitted assigns (the “Holder”), is entitled to purchase from the Company, during the period specified in this Warrant, 2,000,000 at the U.S. Dollar equivalent of 20.5 UK pence (subject to adjustment as hereinafter provided) fully paid and non-assessable American depository shares (each an “ADS” and collectively, the “ADSs”) of the Company at the purchase price per ADS provided in Section 1.2 of this Warrant (the “Warrant Exercise Price”), all subject to the terms and conditions set forth in this Warrant. Each ADS represents one ordinary share, 20 UK pence per share nominal value, of the Company (the “Ordinary Shares”). The ADSs to be purchased as described above are referred to herein as the “Warrant Shares.” All terms not otherwise defined herein shall have the meaning ascribed to them in the Subscription Agreement.

     Section 1. Period for Exercise and Exercise Price; Redemption.

     1.1 Period for Exercise. The right to purchase shares of Warrant Shares represented by this Warrant shall be immediately exercisable, and shall expire at 5:00 p.m., Chicago local time, February 28, 2010 (the “Expiration Date”). From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

     1.2 Warrant Exercise Price. The Warrant Exercise Price per share of Warrant Shares shall be 2,000,000 at the US Dollar equivalent of 20.5 UK pence per ADS (subject to adjustment as hereinafter provided), calculated by reference to the average currency conversion rate quoted by the Bank of America in London as the price for Pounds Sterling purchased with U.S. Dollars prevailing at the date the Warrant is exercised. Notwithstanding any provision hereof to the contrary (and in particular any provision relating to adjustment to the Warrant Exercise Price), the Company shall not be required or permitted to issue any Ordinary Shares under this

Warrant (or have its transfer agent or Depositary issue any ADSs), if such issuance would breach the Company’s obligations under the United Kingdom Companies Act 1985.

     Section 2. Exercise of Warrant.

     2.1 Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any Trading Day by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a Warrant Exercise Form in substantially the form annexed hereto duly executed by the Buyer and by payment of the Warrant Exercise Price for the number of Warrant Shares for which this Warrant is then exercisable, either (i) in immediately available funds, (ii) by delivery of an instrument evidencing indebtedness owing by the Company to the Holder in the appropriate amount, (iii) by authorizing the Company to retain ADSs which would otherwise be issuable upon exercise of this Warrant (subject to and in accordance with Section 2.4 hereof) or (iv) in a combination of (i), (ii) or (iii) above, provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of ADSs or Ordinary Shares beneficially owned by the Holder to exceed 9.9% of the outstanding ADSs or Ordinary Shares following such exercise. For purposes of the foregoing proviso, the aggregate number of ADSs or Ordinary Shares beneficially owned by the Holder shall include the number of ADSs or Ordinary Shares issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude ADSs or Ordinary Shares which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

     2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Shares shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the Holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

     2.3 Delivery of Certificates. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 Trading Days after such exercise, the Company will issue Warrant Shares for the number of Warrant Shares to which the Holder is entitled upon such Holder’s submission of the applicable Warrant Exercise Form.

     2.4 Cashless Exercise. The Holder may, by providing notice thereof to the Company along with the Warrant Exercise Form, elect to exercise the Warrant for a number of Warrant Shares determined in accordance with the following formula:

          X = Y(A-B)
                     A

Where:

X	=	The number of Warrant Shares to be issued to the Holder.

Y	=	The number of Warrant Shares purchasable under this Warrant (at the date of such exercise).

A	=	The fair market value of one ADS (or other security for which the Warrant is then exercisable at the date of such exercise).

B	=	Exercise Price (as adjusted to the date of such exercise).

For purposes of this Section 2.4, the “fair market value” per share shall be the Closing Sale Price of the ADSs for the Trading Day immediately prior to the notice of exercise of the Warrant. Notwithstanding any provisions herein to the contrary, the “cashless exercise” of the Warrants contemplated hereunder shall not be permitted to the extent that the Company is prohibited under the corporate laws and regulations of England and Wales from effectuating such “cashless exercise” of the Warrants.

     Section 3. Adjustment of Purchase Price and Number of Shares. The Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrant shall be adjusted from time to time as follows (subject to Section 1.2):

     3.1 Subdivision or Consolidation of Shares (Share Splits). If the Company at any time effects a subdivision or consolidation of the outstanding ADSs or Ordinary Shares (through a split or otherwise), the number of Warrant Shares shall be increased, in the case of a subdivision, or the number of shares of Warrant Shares shall be decreased, in the case of a consolidation, in the same proportions as the ADSs or Ordinary Shares are subdivided or consolidated, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or consolidation which gives rise to the adjustment.

     3.2 Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of ADSs or Ordinary Shares payable in ADSs or Ordinary Shares, or fixes a record date for the determination of holders of ADSs or Ordinary Shares entitled to receive a dividend or other distribution payable in Ordinary Shares or ADSs, then the number of shares of Warrant Shares in effect immediately prior to such action shall be proportionately increased so that the Holder hereof may receive upon exercise of the Warrant the aggregate number of ADSs which he or it would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of ADSs or Ordinary Shares for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

     3.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

     (a) a capital reorganization or reclassification (other than a subdivision, consolidation or dividend provided for elsewhere in this Section 3), or

     (b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the ADSs issuable upon exercise of the Warrants shall be changed into or exchanged for the same or a different number of shares of any class or classes of shares of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Warrants (or of any securities into which the Warrants are exercised or for which the Warrants are exchanged), so that:

     (y) the Holders of Warrants or of such substitute securities shall thereafter be entitled to receive, upon exercise of the Warrants or of such substitute securities, the kind and amount of shares, other securities, money and property which such Holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such Holders had exercised their Warrants immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

     (z) the Warrants or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

No consolidation or merger in which the Company is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 3.3. The provisions of this Section 3.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers and consolidations.

     3.4 Other Action Affecting ADSs or Ordinary Shares. If at any time the Company takes any action affecting ADSs or Ordinary Shares, other than an action described in any of Sections 3.1 — 3.3 which could reasonably be expected to have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted in such manner to be equitable in the circumstances.

     3.5 Notice of Adjustment Events. Whenever the Company contemplates the occurrence of an event which would give rise to adjustments under this Section 3, the Company shall mail to each Warrant Holder, at least 5 days prior to the record date with respect to such event or, if no record date shall be established, at least 5 days prior to such event, a notice specifying (i) the nature of the contemplated event, and (ii) the date on which any such record is to be taken for the purpose of such event, and (iii) the date on which such event is expected to become effective, and (iv) the time, if any is to be fixed, when the holders of record shall be entitled to exchange their ADSs or Ordinary Shares (or other securities) for securities or other property deliverable in connection with such event.

     3.6 Notice of Adjustments. Whenever the kind or number of securities issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to Section 3, the Company shall deliver a certificate signed by its Chief Executive Officer and by its Chief Financial Officer,

setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis of any determination hereunder), and the Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Warrant Holder promptly after each adjustment.

     Section 4. Reservation. The Company covenants and agrees that it will at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of Ordinary Shares represented by ADSs from time to time issuable upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Shares, will upon issuance be duly authorized and validly issued and, in the case of Ordinary Shares represented by ADSs issuable hereunder, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any shareholder, and from all taxes, liens and charges with respect to the issue thereof.

     Section 5. Ownership, Transfer and Substitution of Warrants.

     5.1 Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the principal office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

     5.2 Transfer and Exchange of Warrants. Upon the surrender of any Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to the Holder thereof, upon the order of such Holder, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, for such number of ADSs with respect to each such Warrant, the aggregate number of ADSs in any event not to exceed the number of ADSs for which the Warrant so surrendered had not been exercised.

     5.3 REGISTRATION RIGHTS. THE HOLDER OF THIS WARRANT IS ENTITLED TO CERTAIN REGISTRATION RIGHTS WITH RESPECT TO THE WARRANT SHARES ISSUABLE UPON EXERCISE THEREOF. SAID REGISTRATION RIGHTS ARE SET FORTH IN A REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE BUYER AND THE COMPANY.

     5.4 Exemption from Registration. If an opinion of counsel provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Shares and that the proposed exercise or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the Securities and Exchange Commission (the “SEC”) or any state securities agency, or delivering to the Holder any form or document in order to establish the right of the Holder to effectuate the proposed exercise or transfer, the Company agrees promptly, at its expense, to take any such action. At any time after the registration statement contemplated in Section 4(a) of the Subscription Agreement is declared effective by the SEC, any Warrant Shares issued to the Holder in connection with any exercise of this Warrant shall be issued in certificated form and shall bear no restrictive legend. At any time before the registration statement contemplated in Section 4(a) of the Subscription Agreement is declared effective by the SEC, any

Warrant Shares issued to the Holder in connection with any exercise of this Warrant shall be issued in certificated form and shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

On the Commencement Date (as defined in the Subscription Agreement), the Company shall cause any restrictive legend on any outstanding Warrant Shares to be removed.

     Section 6. No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

     Section 7. Rule 144 Sales. At the request of any Holder who proposes to sell securities in compliance with Rule 144 of the SEC, the Company will (i) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the SEC as set forth in Rule 144, as such rules may be amended from time to time and (ii) make available to the public and such Holder such information as will enable the Holder to make sales pursuant to Rule 144.

     Section 8. Miscellaneous.

     8.1 Amendment and Waiver. This Warrant may be amended with, and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

     8.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Shares upon the exercise hereof.

     8.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

     8.4 Binding Effect; No Third Party Beneficiaries. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

     8.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Insignia Solutions plc
41300 Christy Street
Fremont, CA 94538
Telephone: 510-360-3700
Facsimile: 510-360-3701
Attention: Chief Executive Officer

With a copy to:
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025
Telephone: 650-854-4488
Facsimile: 650-233-8386
Attention: Mark A. Medearis

If to the Holder:
Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654
Telephone: 312-644-6644
Facsimile: 312-644-6244
Attention: Steven G. Martin

If to the Transfer Agent:
Bank of New York
ADR Department
620 Avenue of the Americas, 6th Floor
New York, NY 10011
Telephone: 212-815-4305
Facsimile: 212-571-3050
Attention: Tom Abbott

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     8.6 Taxes, Costs and Expenses. The Company covenants and agrees that it will pay when due and payable any and all United Kingdom, English, Welsh, federal, state and local taxes (other than income taxes) and any other costs and expenses (including any and all transfer, stamp or similar taxes) which may be payable in respect of the preparation, issuance, delivery, exercise, or surrender of this Warrant pursuant to the terms of this Warrant or the issuance of any shares of Warrant Shares as a result thereof. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part thereof, the Company promises and agrees to pay all costs and expenses associated therewith, including reasonable attorneys’ fees and court costs.

     8.7 Governing Law; Jurisdiction; Jury Trial. The corporate laws of England and Wales shall govern all issues concerning the relative rights of the Company and its shareholders and the powers and capacity of the Company. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     8.8 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification from the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     8.9 Entire Agreement. This Warrant, the Subscription Agreement and the Registration Rights Agreement of even date herewith represent the entire agreement and understanding between the parties concerning the subject matter hereof and supercede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

     8.10 Headings. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

INSIGNIA SOLUTIONS PLC

By:	/s/ Mark McMillan

Name:	Mark McMillan

Title:	CEO

WARRANT EXERCISE FORM

Date:

INSIGNIA SOLUTIONS PLC

Attention:

Ladies and Gentlemen:

The undersigned, being the registered holder of your Warrant for the purchase of ___Warrant Shares issued ___accompanying this letter, hereby irrevocably exercises such Warrant for ___Warrant Shares (as defined in said Warrant), and herewith makes payment therefor [via “cash-less exercise”] in accordance with the Warrant, and requests that such Warrant Shares be issued in the name of, and delivered to FUSION CAPITAL FUND II, LLC, at the address shown below the signature line hereof.

If said number of Warrant Shares shall not be all the Warrant Shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Warrant Shares.

FUSION CAPITAL FUND II, LLC
BY: FUSION CAPITAL PARTNERS, LLC

By:

Name:
Title:

Fusion Capital Fund II, LLC
222 Merchandise Mart Plaza, Suite 9-112
Chicago, IL 60654